Exhibit 10.A

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made the 27th day of February, 2013, by and between Paul B. Dykstra (“Dykstra”) and Viad Corp, a Delaware corporation (“Viad”), and amends that certain Employment Agreement by and between Dykstra and Viad, dated the 15th day of May, 2007 (the “Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Agreement.

1.	Medical Coverage

A new Paragraph 17 shall be added to the Agreement as follows:

“17. Medical Coverage

Upon retirement or termination (except in the case of a termination for “Cause,” as defined in Paragraph 6(a)), or in the case of Dykstra’s disability, Dykstra shall be eligible until the age of 55 for participation in the Viad Corp Medical Plan and the Senior Executive Medical Plan at the level of Plan benefits no less than that level in existence on December 31, 2012 at Viad’s sole cost. Prior to reaching age 55, Dykstra shall not be eligible for post-retirement medical coverage, but shall remain eligible for enrollment in the post-retirement medical plan upon reaching age 55; however, Dykstra may not begin receiving benefits under the post-retirement medical plan until he reaches age 55. Dykstra shall be entitled to receive post-retirement medical coverage at the level of Plan benefits no less than that level in existence on December 31, 2012. This Paragraph 17 shall, to the extent in conflict, control over the terms and conditions of Paragraphs 4(d), 5(a)(ii) and 6(d)(ii).”

2.	Entire Agreement

This Amendment and the Agreement constitute the complete agreement of the parties concerning the subject matter hereof, and supersedes any prior written or verbal statements, representations, and agreements concerning the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

Viad Corp

/s/ Paul B. Dykstra	By: /s/ Richard H. Dozer

Paul B. Dykstra	Its: Chair, Human Resources Committee of the Board of Directors